UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)  May 17, 2011

Advance America, Cash Advance Centers, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-32363	58-2332639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

135 North Church Street, Spartanburg, SC	29306
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (864) 515-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders was held on May 17, 2011.  The stockholders: (1) elected all of the Company’s nominees as directors; (2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm; (3) approved the non-binding, advisory resolution on executive compensation; and (4) approved holding future advisory votes on executive compensation every three years.

		For	Withheld	Broker Non-Votes
1.	Election of Directors
	William M. Webster IV	51,064,789	2,112,085	7,252,111
	Robert H. Chapman III	50,752,564	2,424,310	7,252,111
	Tony S. Colletti	51,017,079	2,159,795	7,252,111
	Kenneth E. Compton	50,897,533	2,279,341	7,252,111
	Gardner G. Courson	50,274,738	2,902,136	7,252,111
	Anthony T. Grant	50,879,315	2,297,559	7,252,111
	Thomas E. Hannah	50,764,714	2,412,160	7,252,111
	Donovan A. Langford III	51,787,641	1,389,233	7,252,111
	J. Patrick O’Shughnessy	43,406,773	9,770,101	7,252,111
	W. Olin Nisbet	50,769,619	2,407,255	7,252,111

		For	Against	Abstentions	Broker Non- Votes
2.	Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm	59,834,276	569,218	25,491	-0-

		For	Against	Abstentions	Broker Non- Votes
3.	Advisory Vote on Executive Compensation	40,484,687	12,577,282	114,905	7,252,111

		One Year	Two Years	Three Years	Abstentions	Broker Non- Votes
4.	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	25,151,079	307,697	27,610,214	107,884	7,252,111

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advance America, Cash Advance Centers, Inc.
(Registrant)

Date: May 17, 2011	By:	/s/ J. Patrick O’Shaughnessy
J. Patrick O’Shaughnessy
President, Chief Executive Officer and Chief Financial Officer